Exhibit 99.1

                       Anaren Reports 3rd Quarter Results


     SYRACUSE, N.Y., April 27 /PRNewswire-FirstCall/ -- Anaren, Inc. (Nasdaq: ANEN) today reported results for the third quarter ended March 31, 2004. Net sales from continuing operations for the quarter were $22.4 million, up 24% from the third quarter of fiscal year 2003, and up 14% sequentially from the second quarter of fiscal 2004.

    Operating income for the third quarter was $2.7 million, or 12% of net sales, up $2.6 million from the third quarter of last year, and up $774,000, or 39% sequentially from the second quarter of fiscal 2004. Income from continuing operations for the third quarter was $2.2 million, or $0.10 per diluted share compared to $600,000, or $0.03 per diluted share in the third quarter of fiscal 2003 and $1.6 million, or $0.07 per diluted share in the second quarter of fiscal 2004.

    Net income for the third quarter was $2.3 million, or $0.10 per diluted share compared to a net loss of ($1.0) million, or ($0.04) per diluted share, including a loss from discontinued operations of ($1.6) million for the third quarter of fiscal 2003. Net income for the second quarter of fiscal 2004 was $1.3 million, or $0.06 per diluted share, including a net loss from discontinued operations of ($300,000).

    Lawrence A. Sala, Chairman and CEO said, "strong sequential revenue growth, cost savings from our restructuring initiatives, and improved factory utilization all contributed to the significant improvement in operating profitability for the quarter. We are capitalizing on the strength in our end markets, and our greatly improved revenue and operating performance demonstrate the successful execution of our strategy."

    For the nine months ended March 31, 2004, net sales were $60.3 million, up 5.6% from net sales of $57.0 million for the first nine months of fiscal 2003. Net income from continuing operations for the first nine months of fiscal 2004 was $5.0 million, or $0.23 per diluted share compared to $3.2 million, or $0.14 per diluted share for the first nine months of fiscal 2003. Net income for the nine months ended March 31, 2004 was $5.3 million, or $0.24 per diluted share compared to a net loss of ($337,000), or ($0.02) per diluted share for the nine months ended March 31, 2003.


    Balance Sheet

    Cash, cash equivalents and marketable debt and equity securities at March 31, 2004 were $119 million. In the third quarter, the company generated $4.5 million in positive operating cash flow and did not repurchase any shares of its common stock.


    Wireless Group

    Wireless Group net sales for the quarter were $15.5 million, up 44% from the third quarter of fiscal year 2003, and up 19% sequentially from the second quarter of fiscal 2004. Mr. Sala noted that, "demand from Wireless infrastructure OEM customers increased throughout the quarter. In addition, we initiated production of a new custom assembly that we anticipate will generate more than $1.0 million in quarterly revenue." During the quarter, the Wireless Group also introduced its next generation Xinger II surface mount component product line which offers tremendous performance improvements and is compliant with emerging global environment friendly initiatives. "The Xinger II product line not only solidifies our leadership position in high power passive surface mount components but expands our addressable market. The performance and packaging improvements provide our customers with improved amplifier efficiency, reliability and manufacturability," said Mr. Sala.

    In the consumer component product segment, initial production orders were received for baluns used in satellite television receivers. In addition, several new products were introduced during the quarter including a 2.5mm x 2.0mm filter balun for Bluetooth(R) applications and 2.0mm x 1.2mm baluns for wireless handset applications.


    Space and Defense Group

    Space and Defense Group net sales for the quarter were $6.9 million, down 5.8% from the third quarter of last year, and up 4.3% sequentially from the second quarter of fiscal 2004. Space and Defense new orders for the quarter totaled $13.9 million resulting in a book-to-bill ratio of 2.0 to 1.0 for the quarter. New orders for the quarter were driven by the previously announced $11.0 million order from Raytheon for Digital Radio-Frequency (RF) Memory subsystems used in the Raytheon AN/ALQ-187 internal (RF) jammer. In addition, follow on orders were received for Passive Ranging Subsystem (PRSS) receivers. Space and Defense backlog at March 31, 2004 was $40.7 million, up 54% compared to $26.3 million at June 30, 2003.


    Discontinued Operations

    On July, 10, 2003, the Company announced its decision to dispose of its Anaren Europe operation. During the first quarter, the Company ceased production at Anaren Europe and liquidated substantially all of the assets of that operation. As a result, effective for the first quarter ended September 30, 2003, all sales and expenses attributable to Anaren Europe operations have been reclassified as discontinued operations in the income statements. Net income for the third quarter ended March 31, 2004 included income of $39,000 related to the closure of Anaren Europe.


    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements". These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet our customers' increased demands; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations including the new Wireless custom assembly placed into production during the third quarter; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2003 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2003 and Anaren's Form 10-Q for the three months ended March 31, 2004 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.


    Conference Call

    Anaren will host a live teleconference, open to the public, on the Anaren Investor Info, Live Webcast Web Site (http://www.anaren.com) and ccbn.com at http://www.streetevents.com on Tuesday, April 27, 2004 at 5:00 p.m. ET. A replay of the conference call will be available at 8:00 p.m. (ET) beginning April 27, 2004 through midnight April 30, 2004. To listen to the replay, interested parties may dial in the U.S. at 1-888-203-1112 and international at 1-719-457-0820. The access code is 739405. If you are unable to access the Live Webcast, the dial in number for the U.S. is 1-800-500-0177 and International is 1-719-457-2679.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at www.anaren.com.



                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                              Three Months Ended        Nine Months Ended
                             Mar. 31,     Mar. 31,     Mar. 31,     Mar. 31,
                               2004         2003         2004        2003

    Net Sales              $22,387,222  $18,101,491  $60,251,825  $57,035,831

    Cost of sales           14,473,285   12,420,998   39,737,766   38,971,984
    Gross profit             7,913,937    5,680,493   20,514,059   18,063,847

    Operating expenses:
      Marketing              1,714,075    1,513,614    4,980,925    4,647,000
      Research and
       development           1,394,269    1,789,137    3,949,297    4,717,945
      General and
       administrative        2,068,795    1,918,469    5,770,978    6,287,299
      Restructuring                  -      295,706            -      295,706
        Total operating
         expenses            5,177,139    5,516,926   14,701,200   15,947,950

    Operating income         2,736,798      163,567    5,812,859    2,115,897

    Other income (expense):
      Interest expense          (2,997)     (10,135)      (7,519)     (39,768)
      Other, primarily
       interest income         367,526      499,530    1,211,237    1,767,200
        Total other income
         (expense), net        364,529      489,395    1,203,718    1,727,432

    Income from continuing
     operations before
     income taxes            3,101,327      652,962    7,016,577    3,843,329
    Income taxes               879,000       41,812    2,006,000      667,812
    Income from continuing
     operations              2,222,327      611,150    5,010,577    3,175,517
    Discontinued operations:
      Income (loss) from
       discontinued
       operations               38,579   (1,625,071)  (1,509,819)  (3,988,064)
      Income tax benefit             -      (55,812)  (1,800,000)    (475,812)
        Net income (loss)
        from discontinued
        operations              38,579   (1,569,259)     290,181   (3,512,252)

        Net income          $2,260,906    $(958,109)  $5,300,758    $(336,735)

    Basic earnings per share:
      Income from continuing
       operations                $0.11        $0.03        $0.24        $0.14
      Income (loss) from
       discontinued
       operations                 0.00        (0.07)        0.01        (0.16)
      Net income                 $0.11       $(0.04)       $0.25       $(0.02)

    Diluted earnings per share:
      Income from continuing
       operations                $0.10        $0.03        $0.23        $0.14
      Income (loss) from
       discontinued
       operations                 0.00        (0.07)        0.01        (0.16)
      Net income                 $0.10       $(0.04)       $0.24       $(0.02)

    Shares used in computing
     net earnings
      Per share:
        Basic               20,565,218   22,224,562   21,150,784   22,286,339

        Diluted             21,556,951   22,224,562   21,934,570   22,286,339


                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)

                                 Three Months Ended       Nine Months Ended
                                Mar. 31,    Mar. 31,     Mar. 31,     Mar. 31,
                                 2004         2003         2004         2003

    Net Sales                   100.0%       100.0%       100.0%       100.0%

    Cost of sales                64.7%        68.6%        66.0%        68.3%
    Gross profit                 35.3%        31.4%        34.0%        31.7%

    Operating expenses:
      Marketing                   7.7%         8.4%         8.3%         8.2%
      Research and
       development                6.2%         9.9%         6.5%         8.3%
      General and
       administrative             9.2%        10.6%         9.6%        11.0%
      Restructuring               0.0%         1.6%         0.0%         0.5%
        Total operating
         expenses                23.1%        30.5%        24.4%        28.0%

    Operating income (loss)      12.2%         0.9%         9.6%         3.7%

    Other income (expense):
      Interest expense           (0.0%)       (0.1%)       (0.0%)       (0.1%)
      Other, primarily
       interest income            1.6%         2.8%         2.0%         3.1%
        Total other income
         (expense), net           1.6%         2.7%         2.0%         3.0%

    Income from continuing
     operations before
     income taxes                13.8%         3.6%        11.6%         6.7%
    Income taxes                  3.9%         0.2%         3.3%         1.1%
    Income from continuing
     operations                   9.9%         3.4%         8.3%         5.6%
    Discontinued operations:
      Income (loss) from
       discontinued operations
       of Anaren Europe           0.2%        (9.0%)       (2.5%)       (7.0%)
      Income tax benefit          0.0%        (0.3%)       (3.0%)       (0.8%)
        Net income (loss)
         from discontinued
         operations               0.2%        (8.7%)        0.5%        (6.2%)

      Net income                 10.1%        (5.3%)        8.8%        (0.6%)


                                 Anaren, Inc.
                      Consolidated Statements of Income
                                 (Unaudited)

                                               Three Months Ended
                                     Mar. 31,        Mar. 31,      Dec. 31,
                                       2004            2003          2003
    Net Sales                      $22,387,222     $18,101,491   $19,593,930

    Cost of sales                   14,473,285      12,420,998    12,952,703
    Gross profit                     7,913,937       5,680,493     6,641,227

    Operating expenses:
      Marketing                      1,714,075       1,513,614     1,681,384
      Research and development       1,394,269       1,789,137     1,133,246
      General and administrative     2,068,795       1,918,469     1,863,784
      Restructuring                          -         295,706             -
        Total operating expenses     5,177,139       5,516,926     4,678,414

    Operating income                 2,736,798         163,567     1,962,813

    Other income (expense):
      Interest expense                  (2,997)        (10,135)       (1,550)
      Other, primarily
       interest income                 367,526         499,530       375,735
        Total other income             364,529         489,395       374,185

    Income before income taxes       3,101,327         652,962     2,336,998
    Income taxes                       879,000          41,812       746,000
    Income from continuing
     operations                      2,222,327         611,150     1,590,998
    Discontinued operations:
    Income (loss) from
     discontinued operations            38,579      (1,625,071)     (335,053)
    Income tax benefit                       -         (55,812)            -
    Net income (loss) on
     discontinued operations            38,579      (1,569,259)     (335,053)
    Net income                      $2,260,906       $(958,109)   $1,255,945

    Basic earnings per share:
      Income from continuing
       operations                        $0.11           $0.03         $0.08
      Income (loss) from
       discontinued operations            0.00           (0.07)        (0.02)
        Net income                       $0.11          $(0.04)        $0.06

    Diluted earnings per share:
      Income from continuing
       operations                        $0.10           $0.03         $0.07
      Income (loss) from
       discontinued operations            0.00           (0.07)        (0.01)
      Net income                         $0.10          $(0.04)        $0.06

    Shares used in computing
     net income per share:
        Basic                       20,565,218      22,224,562    21,123,035

        Diluted                     21,556,951      22,224,562    21,887,468


                                 Anaren, Inc.
                 Consolidated Condensed Statements of Income
                                 (Unaudited)


                                                 Three Months Ended
                                        Mar. 31,        Mar. 31,     Dec. 31,
                                           2004            2003          2003

    Net Sales                            100.0%          100.0%        100.0%

    Cost of sales                         64.7%           68.6%         66.1%
    Gross profit                          35.3%           31.4%         33.9%

    Operating expenses:
      Marketing                            7.7%            8.4%          8.6%
      Research and development             6.2%            9.9%          5.8%
      General and administrative           9.2%           10.6%          9.5%
      Restructuring                        0.0%            1.6%          0.0%
        Total operating expenses          23.1%           30.5%         23.9%

    Operating income (loss)               12.2%            0.9%         10.0%

    Other income (expense):
      Interest expense                    (0.0%)          (0.1%)        (0.0%)
      Other, primarily interest income     1.6%            2.8%          1.9%
        Total other income
         (expense), net                    1.6%            2.7%          1.9%

    Income from continuing operations
     before income taxes                  13.8%            3.6%         11.9%
    Income taxes                           3.9%            0.2%          3.8%
    Income from continuing operations      9.9%            3.4%          8.1%
    Discontinued operations:
      Income (loss) from discontinued
       operations of Anaren Europe         0.2%           (9.0%)        (1.7%)
      Income tax benefit                   0.0%           (0.3%)         0.0%
        Net income (loss) from
        discontinued operations            0.2%           (8.7%)        (1.7%)

      Net income                          10.1%           (5.3%)         6.4%


                                 Anaren, Inc.
                    Consolidated Condensed Balance Sheets
                                 (Unaudited)

                                              March 31, 2004  June 30, 2003
    Assets:
    Cash, cash equivalents and
     short-term investments                      $85,074,958   $104,328,938
    Accounts receivable, net                      13,065,650      9,317,941
    Other receivables                              1,661,244      1,699,409
    Inventories                                   14,853,253     15,671,659
    Other current assets                           3,654,511      2,367,341
      Total current assets                       118,309,616    133,385,288

    Net property, plant and equipment             20,945,288     23,639,821
    Marketable debt and equity securities         33,781,899     23,394,382
    Goodwill                                      30,715,861     30,715,861
    Other intangibles                              1,578,771      1,953,424
    Total assets                                $205,331,435   $213,088,776

    Liabilities and stockholders' equity

    Liabilities:

    Accounts payable                              $6,053,199      4,380,459
    Accrued expenses                               2,803,566      2,477,670
    Customer advance payments                        631,339              -
    Other liabilities                              1,475,525        292,128
      Total current liabilities                   10,963,629      7,150,257

    Other non-current liabilities                  5,565,537      5,341,114
      Total liabilities                           16,529,166     12,491,371

    Stockholders' equity:
    Retained earnings                             48,590,901     43,290,143
    Common stock and additional
     paid-in capital                             171,190,097    168,680,383
    Accumulated comprehensive loss                  (858,244)    (1,216,961)
      Less cost of treasury stock                (30,120,485)   (10,156,160)
        Total stockholders' equity               188,802,269    200,597,405

    Total liabilities and
     stockholders' equity                       $205,331,435   $213,088,776


                                 Anaren, Inc.
               Consolidated Condensed Statements of Cash Flows
                                March 31, 2004
                                 (Unaudited)

                                                   Nine Months    Three Months
                                                     Mar. 31,       Mar. 31,
                                                       2004           2004
    Cash flows from operating activities:
      Net income                                    $5,300,758     $2,260,906
      Net income (loss) from
       discontinued operations                         290,181         38,579
      Net income from continuing operations          5,010,577      2,222,327

    Adjustments to reconcile net income to
     net cash provided by Operating activities:

      Depreciation and amortization of plant
       and equipment                                 3,070,731      1,071,198
      Amortization of intangibles
       (includes patents)                              374,653        124,885
      Provision for doubtful accounts                  127,506         51,557
      Deferred income taxes (long & short term)         (1,796)        87,900
      Unearned compensation                            214,650         71,550
      Tax benefit (expense) from stock
       option & grant activity                         797,537        660,257
      Receivables                                   (4,468,390)    (2,539,724)
      Inventories                                      328,001         65,877
      Other changes in operating assets
       and liabilities                               5,351,653      2,923,864
      Net cash provided by continuing operations    10,805,122      4,739,691
      Net cash used for discontinued operations       (405,018)      (247,775)
      Net cash provided by operating activities     10,400,104      4,491,916

    Cash flows from investing activities:
      Capital expenditures                          (2,651,864)    (1,171,720)
      Return of investments on equities
       held for resale                               3,497,850      3,497,850
      Maturities of marketable debt securities     167,816,623     25,521,318
      Purchase of marketable debt securities      (151,545,000)   (24,758,000)
      Net cash (used in) provided by investing
       activities from continuing operations        17,117,609      3,089,448
      Net cash provided by investing
       activities from discontinued operations       1,493,378              -
      Net cash (used in) provided by
       investing activities                         18,610,987      3,089,448

    Cash flows from financing activities:
      Stock options exercised                        1,497,527      1,221,129
      Purchase of treasury stock                   (19,964,325)             -
      Net cash used in financing activities        (18,466,798)     1,221,129

      Effect of exchange rates                          55,570         18,330

      Net increase (decrease) in cash and
       cash equivalents                             10,599,863      8,820,823

    Cash and cash equivalents at
     beginning of period                            11,062,662     12,841,702

    Cash and cash equivalents at end of period     $21,662,525    $21,662,525



SOURCE  Anaren, Inc.
    -0-                             04/27/2004
    /CONTACT: Lawrence A. Sala, President, CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com /
    (ANEN)

CO:  Anaren, Inc.
ST:  New York
IN:  CPR TLS ARO
SU:  ERN CCA